Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus

Supplement dated November 6, 2014

Registration No. 333-198773

Walgreens Boots Alliance, Inc.

Pricing Term Sheet

Floating Rate Notes due 2016

Issuer:	Walgreens Boots Alliance, Inc.

Security:	Floating Rate Notes due 2016

Principal Amount:	$750,000,000

Maturity:	May 18, 2016

Price:	100.00%

Interest Rate:	Three-month U.S. dollar LIBOR plus 0.45%. The interest rate for the floating rate notes will be reset quarterly on each Interest Reset Date.

Initial Interest Rate:	Three-month U.S. dollar LIBOR, as determined on November 14, 2014, plus 0.45%

Interest Payment Dates and Interest Reset Dates:	February 18, May 18, August 18 and November 18 beginning February 18, 2015

Optional Redemption:	The floating rate notes will not be redeemable at the Issuer’s option

Special Mandatory Redemption:	In the event that the Second Step Closing Date does not occur on or prior to August 19, 2015 or if the Purchase and Option Agreement is terminated at any time on or prior to August 19, 2015, then the Company will redeem in whole and not in part the aggregate principal amount of the notes outstanding on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to, but excluding, the Special Mandatory Redemption Date

Day Count Convention:	Actual/360

Settlement:	T+7, November 18, 2014

CUSIP/ISIN:	931427 AG3 / US931427AG37

Expected Ratings*:	Baa2 (Moody’s) / BBB (S&P)

Calculation Agent:	Wells Fargo Bank, National Association

Joint Book-Running Managers:	Goldman, Sachs & Co. Deutsche Bank Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Senior Co-Managers:	Mitsubishi UFJ Securities (USA), Inc. RBS Securities Inc. SG Americas Securities, LLC UniCredit Capital Markets LLC U.S. Bancorp Investments, Inc.

Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC

Fifth Third Securities, Inc.

Lloyds Securities Inc.

Loop Capital Markets LLC

Mizuho Securities USA Inc.

Samuel A. Ramirez & Company, Inc.

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

Walgreens Boots Alliance, Inc.

Pricing Term Sheet

1.750% Notes due 2017

Issuer:	Walgreens Boots Alliance, Inc.

Security:	1.750% Notes due 2017

Principal Amount:	$750,000,000

Maturity:	November 17, 2017

Coupon:	1.750%

Price:	99.863%

Yield to Maturity:	1.797%

Spread to Benchmark Treasury:	+80 bps

Benchmark Treasury:	0.875% due October 15, 2017

Benchmark Treasury Price and Yield:	99-20 3⁄4; 0.997%

Interest Payment Dates:	May 17 and November 17, commencing on May 17, 2015

Redemption Provisions:

Make-Whole Call:	At any time in whole or from time to time in part, at a discount rate of the applicable Treasury Rate plus 15 basis points

Par Call:	N/A

Special Mandatory Redemption:	In the event that the Second Step Closing Date does not occur on or prior to August 19, 2015 or if the Purchase and Option Agreement is terminated at any time on or prior to August 19, 2015, then the Company will redeem in whole and not in part the aggregate principal amount of the notes outstanding on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to, but excluding, the Special Mandatory Redemption Date

Settlement:	T+7, November 18, 2014

CUSIP/ISIN:	931427 AE8 / US931427AE88

Expected Ratings*:	Baa2 (Moody’s) / BBB (S&P)

Joint Book-Running Managers:

Goldman, Sachs & Co.

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

Morgan Stanley & Co. LLC

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Senior Co-Managers:	Mitsubishi UFJ Securities (USA), Inc. RBS Securities Inc.
SG Americas Securities, LLC UniCredit Capital Markets LLC U.S. Bancorp Investments, Inc.

Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC

Fifth Third Securities, Inc.

Lloyds Securities Inc.

Loop Capital Markets LLC

Mizuho Securities USA Inc.

Samuel A. Ramirez & Company, Inc.

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

Walgreens Boots Alliance, Inc.

Pricing Term Sheet

2.700% Notes due 2019

Issuer:	Walgreens Boots Alliance, Inc.

Security:	2.700% Notes due 2019

Principal Amount:	$1,250,000,000

Maturity:	November 18, 2019

Coupon:	2.700%

Price:	99.879%

Yield to Maturity:	2.726%

Spread to Benchmark Treasury:	+105 bps

Benchmark Treasury:	1.500% due October 31, 2019

Benchmark Treasury Price and Yield:	99-5 1⁄4; 1.676%

Interest Payment Dates:	May 18 and November 18, commencing on May 18, 2015

Redemption Provisions:

Make-Whole Call:	At any time prior to October 18, 2019 (one month prior to the maturity date of the notes due 2019) in whole or from time to time prior to October 18, 2019 in part, at a discount rate of the applicable Treasury Rate plus 15 basis points

Par Call:	At any time on or after October 18, 2019 (one month prior to the maturity date of the notes due 2019), some or all, at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed

Special Mandatory Redemption:	In the event that the Second Step Closing Date does not occur on or prior to August 19, 2015 or if the Purchase and Option Agreement is terminated at any time on or prior to August 19, 2015, then the Company will redeem in whole and not in part the aggregate principal amount of the notes outstanding on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to, but excluding, the Special Mandatory Redemption Date

Settlement:	T+7, November 18, 2014

CUSIP/ISIN:	931427 AA6 / US931427AA66

Expected Ratings*:	Baa2 (Moody’s) / BBB (S&P)

Joint Book-Running Managers:

Goldman, Sachs & Co.

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

Morgan Stanley & Co. LLC

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Senior Co-Managers:	Mitsubishi UFJ Securities (USA), Inc. RBS Securities Inc. SG Americas Securities, LLC UniCredit Capital Markets LLC U.S. Bancorp Investments, Inc.

Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC

Fifth Third Securities, Inc.

Lloyds Securities Inc.

Loop Capital Markets LLC

Mizuho Securities USA Inc.

Samuel A. Ramirez & Company, Inc.

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

Walgreens Boots Alliance, Inc.

Pricing Term Sheet

3.300% Notes due 2021

Issuer:	Walgreens Boots Alliance, Inc.

Security:	3.300% Notes due 2021

Principal Amount:	$1,250,000,000

Maturity:	November 18, 2021

Coupon:	3.300%

Price:	99.727%

Yield to Maturity:	3.344%

Spread to Benchmark Treasury:	+125 bps

Benchmark Treasury:	2.000% due October 31, 2021

Benchmark Treasury Price and Yield:	99-12+; 2.094%

Interest Payment Dates:	May 18 and November 18, commencing on May 18, 2015

Redemption Provisions:

Make-Whole Call:	At any time prior to September 18, 2021 (two months prior to the maturity date of the notes due 2021) in whole or from time to time prior to September 18, 2021 in part, at a discount rate of the applicable Treasury Rate plus 20 basis points

Par Call:	At any time on or after September 18, 2021 (two months prior to the maturity date of the notes due 2021), some or all, at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed

Special Mandatory Redemption:	In the event that the Second Step Closing Date does not occur on or prior to August 19, 2015 or if the Purchase and Option Agreement is terminated at any time on or prior to August 19, 2015, then the Company will redeem in whole and not in part the aggregate principal amount of the notes outstanding on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to, but excluding, the Special Mandatory Redemption Date

Settlement:	T+7, November 18, 2014

CUSIP/ISIN:	931427 AF5 / US931427AF53

Expected Ratings*:	Baa2 (Moody’s) / BBB (S&P)

Joint Book-Running Managers:

Goldman, Sachs & Co.

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

Morgan Stanley & Co. LLC

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Senior Co-Managers:	Mitsubishi UFJ Securities (USA), Inc. RBS Securities Inc. SG Americas Securities, LLC UniCredit Capital Markets LLC U.S. Bancorp Investments, Inc.

Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC

Fifth Third Securities, Inc.

Lloyds Securities Inc.

Loop Capital Markets LLC

Mizuho Securities USA Inc.

Samuel A. Ramirez & Company, Inc.

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

Walgreens Boots Alliance, Inc.

Pricing Term Sheet

3.800% Notes due 2024

Issuer:	Walgreens Boots Alliance, Inc.

Security:	3.800% Notes due 2024

Principal Amount:	$2,000,000,000

Maturity:	November 18, 2024

Coupon:	3.800%

Price:	99.769%

Yield to Maturity:	3.828%

Spread to Benchmark Treasury:	+145 bps

Benchmark Treasury:	2.375% due August 15, 2024

Benchmark Treasury Price and Yield:	99-31; 2.378%

Interest Payment Dates:	May 18 and November 18, commencing on May 18, 2015

Redemption Provisions:

Make-Whole Call:	At any time prior to August 18, 2024 (three months prior to the maturity date of the notes due 2024) in whole or from time to time prior to August 18, 2024 in part, at a discount rate of the applicable Treasury Rate plus 20 basis points

Par Call:	At any time on or after August 18, 2024 (three months prior to the maturity date of the notes due 2024), some or all, at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed

Special Mandatory Redemption:	In the event that the Second Step Closing Date does not occur on or prior to August 19, 2015 or if the Purchase and Option Agreement is terminated at any time on or prior to August 19, 2015, then the Company will redeem in whole and not in part the aggregate principal amount of the notes outstanding on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to, but excluding, the Special Mandatory Redemption Date

Settlement:	T+7, November 18, 2014

CUSIP/ISIN:	931427 AH1 / US931427AH10

Expected Ratings*:	Baa2 (Moody’s) / BBB (S&P)

Joint Book-Running Managers:

Goldman, Sachs & Co.

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

Morgan Stanley & Co. LLC

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Senior Co-Managers:	Mitsubishi UFJ Securities (USA), Inc. RBS Securities Inc. SG Americas Securities, LLC UniCredit Capital Markets LLC U.S. Bancorp Investments, Inc.

Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC

Fifth Third Securities, Inc.

Lloyds Securities Inc.

Loop Capital Markets LLC

Mizuho Securities USA Inc.

Samuel A. Ramirez & Company, Inc.

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

Walgreens Boots Alliance, Inc.

Pricing Term Sheet

4.500% Notes due 2034

Issuer:	Walgreens Boots Alliance, Inc.

Security:	4.500% Notes due 2034

Principal Amount:	$500,000,000

Maturity:	November 18, 2034

Coupon:	4.500%

Price:	99.335%

Yield to Maturity:	4.551%

Spread to Benchmark Treasury:	+145 bps

Benchmark Treasury:	3.375% due May 15, 2044

Benchmark Treasury Price and Yield:	105-09; 3.101%

Interest Payment Dates:	May 18 and November 18, commencing on May 18, 2015

Redemption Provisions:

Make-Whole Call:	At any time prior to May 18, 2034 (six months prior to the maturity date of the notes due 2034) in whole or from time to time prior to May 18, 2034 in part, at a discount rate of the applicable Treasury Rate plus 20 basis points

Par Call:	At any time on or after May 18, 2034 (six months prior to the maturity date of the notes due 2034), some or all, at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed

Special Mandatory Redemption:	In the event that the Second Step Closing Date does not occur on or prior to August 19, 2015 or if the Purchase and Option Agreement is terminated at any time on or prior to August 19, 2015, then the Company will redeem in whole and not in part the aggregate principal amount of the notes outstanding on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to, but excluding, the Special Mandatory Redemption Date

Settlement:	T+7, November 18, 2014

CUSIP/ISIN:	931427 AB4 / US931427AB40

Expected Ratings*:	Baa2 (Moody’s) / BBB (S&P)

Joint Book-Running Managers:

Goldman, Sachs & Co.

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

Morgan Stanley & Co. LLC

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Senior Co-Managers:	Mitsubishi UFJ Securities (USA), Inc. RBS Securities Inc. SG Americas Securities, LLC UniCredit Capital Markets LLC U.S. Bancorp Investments, Inc.

Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC

Fifth Third Securities, Inc.

Lloyds Securities Inc.

Loop Capital Markets LLC

Mizuho Securities USA Inc.

Samuel A. Ramirez & Company, Inc.

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

Walgreens Boots Alliance, Inc.

Pricing Term Sheet

4.800% Notes due 2044

Issuer:	Walgreens Boots Alliance, Inc.

Security:	4.800% Notes due 2044

Principal Amount:	$1,500,000,000

Maturity:	November 18, 2044

Coupon:	4.800%

Price:	99.984%

Yield to Maturity:	4.801%

Spread to Benchmark Treasury:	+170 bps

Benchmark Treasury:	3.375% due May 15, 2044

Benchmark Treasury Price and Yield:	105-09; 3.101%

Interest Payment Dates:	May 18 and November 18, commencing on May 18, 2015

Redemption Provisions:

Make-Whole Call:	At any time prior to May 18, 2044 (six months prior to the maturity date of the notes due 2044) in whole or from time to time prior to May 18, 2044 in part, at a discount rate of the applicable Treasury Rate plus 25 basis points

Par Call:	At any time on or after May 18, 2044 (six months prior to the maturity date of the notes due 2044), some or all, at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed

Special Mandatory Redemption:	In the event that the Second Step Closing Date does not occur on or prior to August 19, 2015 or if the Purchase and Option Agreement is terminated at any time on or prior to August 19, 2015, then the Company will redeem in whole and not in part the aggregate principal amount of the notes outstanding on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to, but excluding, the Special Mandatory Redemption Date

Settlement:	T+7, November 18, 2014

CUSIP/ISIN:	931427 AC2 / US931427AC23

Expected Ratings*:	Baa2 (Moody’s) / BBB (S&P)

Joint Book-Running Managers:

Goldman, Sachs & Co.

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

Morgan Stanley & Co. LLC

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Senior Co-Managers:	Mitsubishi UFJ Securities (USA), Inc. RBS Securities Inc. SG Americas Securities, LLC UniCredit Capital Markets LLC U.S. Bancorp Investments, Inc.

Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC

Fifth Third Securities, Inc.

Lloyds Securities Inc.

Loop Capital Markets LLC

Mizuho Securities USA Inc.

Samuel A. Ramirez & Company, Inc.

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the issuer’s preliminary prospectus supplement, dated November 6, 2014, to the issuer’s base prospectus, dated November 3, 2014 (collectively, the “prospectus”).

*	The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or S&P’s. Each of the ratings above should be evaluated independently of any other rating.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. toll-free at 1-866-471-2526, Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.